Exhibit 99.1

Bath & Body Works Appoints Daniel Heaf as Chief Executive Officer

Heaf Brings Proven Track Record of Driving Growth Across Iconic Global Consumer Brands Through Product, Retail, and Marketing Transformation

Company Pre-Announces First Quarter 2025 Net Sales of $1.4 billion and Earnings Per Diluted Share of $0.49, Meeting the High End of Sales Guidance and Exceeding EPS Guidance;

Maintains 2025 Full-Year Outlook

COLUMBUS, Ohio, May 19, 2025 (GLOBE NEWSWIRE) – Bath & Body Works, Inc. (NYSE: BBWI) today announced that the Company’s independent directors voted unanimously to appoint Daniel Heaf as Chief Executive Officer, effective immediately. Heaf will be appointed as a member of the Board immediately following the conclusion of the Company’s 2025 Annual Meeting of Shareholders.

Heaf is a transformative leader with a deep consumer-centric mindset and a track record of driving bold innovation at scale across global consumer and retail companies. In senior leadership roles at Nike, Heaf oversaw strategy and drove significant growth in retail and digital sales channels at a time of massive upheaval in the marketplace. Most recently, as Nike’s Chief Strategy and Transformation Officer, Heaf delivered material productivity gains by refocusing resources and investment in product and brand. Prior to that, as Head of Nike Direct, Heaf oversaw 45,000 employees in 9,000 stores across 41 countries and more than doubled the business to $22.3 billion in five years. Before Nike, Heaf served as Senior Vice President of Digital, Digital Marketing, Customer Service & Data at Burberry, where he helped reposition the brand as a digital innovator.

“Through a strategic search, the Board recognized a rare and exciting opportunity to bring on Daniel as the next CEO of Bath & Body Works,” said Sarah Nash, Chair of the Board. “Daniel is a forward-thinking leader with a remarkable track record of driving innovative, transformative growth across iconic global brands. He brings bold and direct leadership which energizes and inspires teams to rally behind him. His vision for evolving Bath & Body Works to be highly coveted, relevant, and resonant for customers everywhere – combined with his consumer-first mindset – make him the right person to lead Bath & Body Works. Daniel, his leadership team, and the Board will partner closely to develop a forward-looking strategy that honors the company’s legacy while embracing bold, necessary transformation to meet consumers where they are.”

“I am honored and energized by the opportunity to lead Bath & Body Works into its next chapter of growth,” said Daniel Heaf. “Bath & Body Works has extraordinary untapped potential and sits at an exciting inflection point. Together, with the foundation of an iconic brand, more than 50,000 associates, tens of millions of active loyalty members, and a strong North American store footprint and supply chain, we have an opportunity to become the defining home fragrance and beauty brand of choice globally. I look forward to working closely with the Board, the leadership team, and our associates to build on the company’s fragrance leadership and accelerate growth.”

Gina Boswell has stepped down from her role as CEO and a member of the Bath & Body Works Board, effective immediately.

“On the behalf of the Board, I want to thank Gina for her contributions to Bath & Body Works. In the post COVID-normalization period she was able to stabilize the business and return it to profitable revenue growth,” said Nash.

Company Pre-Announces First Quarter 2025 Net Sales and Earnings Per Diluted Share Results

In connection with today’s announcement, the Company is pre-announcing its preliminary first quarter net sales and earnings per diluted share results. For the first quarter ended May 3, 2025, net sales were $1,424 million, an increase of 3% compared to the prior year period. Earnings per diluted share were $0.49 for the first quarter of 2025, compared to $0.38 last year. First quarter 2025 sales were at the high end of the guidance range, and earnings per share exceeded the high end of the guidance range. The Company maintains its initial full-year 2025 net sales guidance of 1% to 3% growth and $3.25 to $3.60 earnings per diluted share.

Our forward-looking guidance reflects the impact of the initial 10% tariff on goods imported from China and excludes potential impacts from other possible tariff changes.

The preliminary results for the first quarter ended May 3, 2025, are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s standard closing procedures. It is possible that management may identify items that require it to make adjustments to the preliminary financial information set forth above.

Earnings Call and Additional Information

Bath & Body Works, Inc. will conduct its first quarter earnings call at 8:30 a.m. Eastern Time on Thursday, May 29, 2025. Investors can expect to hear from Sarah Nash, Board Chair, Daniel Heaf, Chief Executive Officer, and Eva Boratto, Chief Financial Officer. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13753334 or log onto www.BBWInc.com. A slide presentation will be posted on the Company’s Investor Relations website that summarizes certain information in the Company’s prepared remarks from the earnings call as well as some additional facts and figures regarding the Company’s operating performance and guidance.

About Daniel Heaf

Daniel is a passionate and innovative leader with over two decades of experience executing transformational growth strategies across consumer goods, media, retail, and technology sectors. As Head of Nike Direct, Heaf oversaw 45,000 employees in 9,000 stores across 41 countries, managing the global direct-to-consumer (DTC) business. Under his leadership, Nike’s DTC business grew from $10.4 billion in 2018 to $22.3 billion in 2023. He also launched and expanded Nike’s portfolio of digital apps, including the Nike App, Nike Run Club, Nike Training Club, and SNKRS. Most recently, Heaf was Chief Strategy and Transformation Officer at Nike, where he built the Company’s Transformation

Office and developed Nike’s corporate, functional, consumer, and geography strategies. Prior to Nike, Heaf served as Senior Vice President of Digital, Digital Marketing, Customer Service & Data at Burberry, where he helped reposition the brand as a digital innovator. At Burberry, Heaf increased digital sales from 5% to 15% and pioneered the livestreaming of fashion shows in partnership with Apple.

ABOUT BATH & BODY WORKS:

Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the Company’s predominantly U.S.-based supply chain enables the Company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at 1,895 Company-operated Bath & Body Works locations in the U.S. and Canada and 529 international franchised locations to an online storefront at bathandbodyworks.com (as of February 1, 2025).

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this report or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this report to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:

Luke Long

InvestorRelations@bbw.com

Media Relations

Emmy Beach

Communications@bbw.com

Brunswick Group

Darren McDermott

DMcdermott@brunswickgroup.com